UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) October 22, 1998
                                                          ----------------





                                   EG&G, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





      Massachusetts               1-5075                 04-2052042
      -------------               ------                 ----------
    (State or other      (Commission File Number)    (IRS Employer
     jurisdiction of                                 Identification No.)
     incorporation)



    45 William Street, Wellesley, Massachusetts              02481
    -------------------------------------------              -----
    (Address of principal executive offices)               (Zip Code)



                              (781) 237-5100
                              --------------
           (Registrant's telephone number, including area code)



                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

On October 22, 1998, the Company announced that it received authorization from its Board of Directors to purchase up to five million shares of EG&G, Inc. Common Stock. The authorization is in addition to shares remaining unpurchased (0.9 million) under prior purchase authorizations in 1993 and 1995. Including the new authorization for five million shares, total authorization for share repurchase will be 20.5 million. The authorization to purchase will be accomplished through periodic purchases on the open market. These shares will be used to cover exercise of options and for benefit plan purposes over the next few years.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EG&G, Inc.


                                        By /s/ John F. Alexander, II
                                           ----------------------------
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)


Date: November 5, 1998
      ----------------